EXHIBIT 2.4
                            Certificate of Amendment

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR NEVADA PROFIT CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of Corporation: Roberts & Levin, Inc.

2. The articles have been amended as follows:

                                   ARTICLE I
                                NAME AND PURPOSE

      The name of the Corporation, hereinafter called the "Corporation" is:

                          "Master Distribution, Inc."
                          ---------------------------

3. The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: Unanimous.

4. Effective date of filing (optional): Upon Filing

5. Officer Signature (required):              /s/Kevin Ericksteen
                                              ----------------------------------
                                                 Kevin Ericksteen, its President

Filed March 24, 2004
In the Office of Dean Heller
Secretary of State